Exhibit 99.1

For Immediate Release

Cleantech Solutions International Reports Second Quarter 2016 Results

Wuxi, Jiangsu Province, China – August 12, 2016 – Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT) today announced its financial results for the three and six months ended June 30, 2016.

“In the second quarter of 2016, challenging economic conditions in China persisted, marked by a continuous decline in oil prices and limited availability of credit in China. Our forged rolled rings and related components segment suffered another quarter of sharp revenue declines and operating losses, we did not generate any revenues from our petroleum and chemical equipment segment and we currently have no orders for this segment. We continue to evaluate the long-term viability of these two segments on an ongoing basis. The dyeing equipment segment, which accounted for 96% of total revenue in the quarter, was also impacted by the challenging economic conditions, resulting in fewer orders during the quarter. In addition, our business was also affected by government actions requiring textile manufacturers in Zhejiang province to temporarily cease operations in order to improve air quality ahead of the G20 Summit which is scheduled for Hangzhou this September, which further suppressed demand,” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions. “Although we expect our core dyeing machine business to face challenging conditions in the near term, we are working hard to strengthen our product offering and position this business for long-term success.”

Second Quarter 2016 Results

Revenue for the second quarter of 2016 decreased by 73.3% to $4.1 million, compared to $15.2 million for the same period of 2015.

The Company experienced a significant decline in sales of forged rolled rings and related components to customers in the wind power and other industries and to dyeing and finishing equipment customers compared to the comparable quarter last year. Furthermore, we had no sales of equipment to customers in the petroleum and chemical industries and we currently have no orders for product. As previously reported, we lost our largest customer for 2015, which was in the petroleum and chemical equipment segment, which claimed that we breached our obligations under the purchase order.

●	Revenue from the dyeing and finishing equipment segment decreased by 54.5% to $3.9 million, compared to $8.6 million for the second quarter of 2015. The decrease was primarily related to the challenging economic conditions and limited availability of credit in China. In addition, our business was also affected by government actions requiring textile manufacturers in Zhejiang province to temporarily cease operations in order to improve air quality ahead of the G20 Summit which is scheduled for Hangzhou this September. Additionally, the Company experienced a slowdown in shipments of its low-emission airflow dyeing machines as many companies in the dyeing industry had already upgraded to new models and did not require additional equipment, and orders for new low-emission airflow dyeing machines slowed down in 2016.

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●	Revenue from the sale of forged rolled rings and related products to the wind power and other industries fell by 95.2% to $0.1 million, compared with $3.0 million for the comparable period of the prior year. The significant decrease was mainly due to reduced demand for construction of wind power facilities, which was the Company’s principal customer base during the quarter, due to the effects of lower oil and gas prices.

●	We has no revenue from sales of equipment to customers in the petroleum and chemical industries, compared to $3.6 million for the comparable period last year. Revenue in this segment is highly dependent upon sales to a very small number of Chinese petrochemical companies, whose purchasing policies affect both revenue and gross margin for this segment. In December 2015, the Company received a notice of contract termination in writing from the Company’s largest customer in 2015 that alleged breach of contract for late delivery of product and for delivery of product with quality defects. The Company has not generated any revenues from this customer in the first half of 2016 and does not expect any further revenues from this customer in the future.

Gross profit for the second quarter of 2016 was $0.2 million, compared to gross profit of $2.7 million for the same period in 2015. Gross margin was 5.1% during the second quarter of 2016 compared to 17.7% for the same period a year ago. The decline in gross margin for the second quarter of 2016 was primarily attributable to (i) the reduced scale of operations resulting from lower revenues, including the allocation of fixed costs mainly consisting of depreciation, to cost of revenues in the forged rolled rings and related products segment, as a result of which cost of revenues from this segment was greater than revenues, resulting in a negative gross profit from the segment, and (ii) a decline in gross margin from the dyeing and finishing equipment segment due to reduced scale of operations, which is reflected in the allocation of fixed costs, mainly consisting of depreciation, to cost of revenues, as well as lower selling prices in order to compete with other airflow dyeing machinery providers and a slight increase in raw material costs.

Operating expenses decreased 19.8% to $0.8 million, compared to $1.0 million in the comparable period last year. The decrease was primarily due to lower selling, general and administrative expenses, which were partially offset by higher depreciation and research and development expenses.

Loss from operations was $0.6 million, compared to operating income of $1.7 million in the same period of 2015.

Net loss for the second quarter of 2016 was $0.7 million, or $(0.15) per basic and diluted share, compared to net income of $1.2 million, or $0.31 per basic and diluted share, in the second quarter of 2015.

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Six Month Results

For the six months ended June 30, 2016, revenue was $9.0 million compared to $30.8 million in the first half of 2015. Gross profit was $0.4 million, down from $5.8 million in the first half of 2015. Gross margin was 4.7%, compared to 18.7% in the first half of 2015.  Operating loss was $1.3 million compared to operating income of $3.5 million in the first half of 2015. Net loss for the first half of 2016 was $1.5 million, or $(0.36) per basic and diluted share, compared to net income of $2.5 million, or $0.63 per basic and diluted share, in the first half of 2015.

Financial Condition

As of June 30, 2016, Cleantech Solutions held cash and cash equivalents of $19.5 million compared to $18.8 million at December 31, 2015. Accounts receivable were $15.1 million compared to $15.8 million at December 31, 2015. Inventories were $3.0 million compared to $1.8 million at December 31, 2015. The Company had $2.9 million in short-term bank loans payable at June 30, 2016, down slightly from $3.1 million at December 31, 2015. Working capital was $27.3 million at June 30, 2016 compared to $24.9 million at December 31, 2015. Stockholders’ equity was $77.8 million at June 30, 2016.

In the first half of 2016, the Company generated $0.8 million in cash flow from operations compared to $8.7 million in the first half of 2015.

During the second quarter of 2016, the Company sold 460,000 shares of common stock to an investor generating net proceeds of $483,000. In July 2016, the Company sold an additional 260,000 shares of common stock to the same investor generating net proceeds of $270,400.

Business Outlook

“We continue to evaluate the viability of the our forged rolled rings and related components segment and our petroleum and chemical equipment segment on an ongoing basis, and may exit these businesses if we determine that it will be unlikely we can operate them profitably. Meanwhile, we are focused on reinvigorating our core dyeing machine business and improving our competitive position in this market. Earlier this month, we purchased a ten-year right to patent technology from a third party for approximately $2.5 million covering ozone-ultrasonic textile dyeing equipment. We are currently utilizing this patent technology to develop next generation dyeing and finishing equipment which we hope to introduce in the second half of 2017. This new equipment will be designed to reduce energy consumption and emissions even more than our existing environmentally friendly airflow dyeing machines, and we believe it will appeal to textile manufacturers in China as well as Southeast Asia,” Mr. Wu concluded.

About Cleantech Solutions International

Cleantech Solutions, through its affiliated companies and subsidiaries, manufactures and sells textile dyeing and finishing machines and sells forged products and fabricated products to a range of clean technology customers including high precision forged rolled rings and related components.

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Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2015 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Q for the quarter ended June 30, 2016. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contacts:

Cleantech Solutions International, Inc.

Ryan Hua, Vice President of Operations

E-mail: ryanhua@cleantechsolutionsinternational.com

+86-510-8339-7559

Web: www.cleantechsolutionsinternational.com

Compass Investor Relations

Elaine Ketchmere, CFA

Email: eketchmere@compass-ir.com

+1-310-528-3031

Web: www.compassinvestorrelations.com

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CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

REVENUES	$4,061,276	$15,190,600	$8,980,767	$30,837,065
COST OF REVENUES	3,855,145	12,497,010	8,561,756	25,071,443
GROSS PROFIT	206,131	2,693,590	419,011	5,765,622
OPERATING EXPENSES:
Depreciation	374,135	167,396	534,873	512,092
Selling, general and administrative	354,358	794,441	1,065,736	1,668,986
Research and development	66,237	28,562	84,638	57,260
Total Operating Expenses	794,730	990,399	1,685,247	2,238,338
(LOSS) INCOME FROM OPERATIONS	(588,599)	1,703,191	(1,266,236)	3,527,284
OTHER INCOME (EXPENSE):
Interest income	10,021	12,684	21,983	18,517
Interest expense	(55,462)	(56,628)	(111,176)	(113,971)
Foreign currency transaction gain (loss)	62	-	176	(11)
Other income	393	-	393	-
Total Other Expense, net	(44,986)	(43,944)	(88,624)	(95,465)
(LOSS) INCOME BEFORE INCOME TAXES	(633,585)	1,659,247	(1,354,860)	3,431,819
INCOME TAXES	46,597	432,677	169,415	962,815
NET (LOSS) INCOME	$(680,182)	$1,226,570	$(1,524,275)	$2,469,004

COMPREHENSIVE (LOSS) INCOME:
NET (LOSS) INCOME	$(680,182)	$1,226,570	$(1,524,275)	$2,469,004
OTHER COMPREHENSIVE (LOSS) INCOME:
Unrealized foreign currency translation (loss) gain	(2,368,419)	329,321	(1,842,471)	802,301
COMPREHENSIVE (LOSS) INCOME	$(3,048,601)	$1,555,891	$(3,366,746)	$3,271,305

NET (LOSS) INCOME PER COMMON SHARE:
Basic	$(0.15)	$0.31	$(0.36)	$0.63
Diluted	$(0.15)	$0.31	$(0.36)	$0.63

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	4,485,002	3,939,986	4,292,846	3,937,333
Diluted	4,485,002	3,939,986	4,292,846	3,937,333

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CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19,522,905	$18,790,370
Restricted cash	248,367	647,080
Notes receivable	69,242	132,497
Accounts receivable, net of allowance for doubtful accounts	15,064,235	15,823,859
Inventories, net of reserve for obsolete inventories	2,974,023	1,827,084
Advances to suppliers	855,671	1,038,884
Deferred tax assets	215,818	220,895
Prepaid expenses and other	864,899	992,055
Total Current Assets	39,815,160	39,472,724
PROPERTY AND EQUIPMENT, net	47,276,301	51,753,964
OTHER ASSETS:
Land use rights, net	3,259,844	3,382,071
Total Assets	$90,351,305	$94,608,759

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term bank loans	$2,935,244	$3,081,332
Bank acceptance notes payable	237,830	647,080
Accounts payable	3,239,562	3,489,815
Accrued liability for claimed sale contract dispute	5,434,512	5,562,365
Accrued expenses	203,941	798,714
Advances from customers	350,345	433,050
VAT and service taxes payable	35,828	269,284
Income taxes payable	115,557	259,987
Total Current Liabilities	12,552,819	14,541,627
Total Liabilities	12,552,819	14,541,627
Commitments and contingencies
STOCKHOLDERS' EQUITY:
Preferred stock ($0.001 par value; 10,000,000 shares authorized; 0 share issued and outstanding at June 30, 2016 and December 31, 2015)	-	-
Common stock ($0.001 par value; 50,000,000 shares authorized; 4,876,486 and 3,943,986 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	4,876	3,944
Additional paid-in capital	34,900,501	33,803,333
Retained earnings	35,483,501	37,007,776
Statutory reserve	3,555,468	3,555,468
Accumulated other comprehensive income - foreign currency translation adjustment	3,854,140	5,696,611
Total Stockholders' Equity	77,798,486	80,067,132
Total Liabilities and Stockholders' Equity	$90,351,305	$94,608,759

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CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(1,524,275)	$2,469,004
Adjustments to reconcile net (loss) income from operations to net cash provided by operating activities:
Depreciation	3,351,761	4,144,514
Amortization of land use rights	45,226	48,352
Stock-based compensation and fees	488,500	274,400
Decrease in allowance for doubtful accounts	-	(6,216)
Changes in operating assets and liabilities:
Notes receivable	61,205	29,446
Accounts receivable	402,452	1,991,705
Inventories	(1,208,582)	(286,891)
Prepaid and other current assets	180,171	10,366
Advances to suppliers	161,967	2,838
Accounts payable	(172,849)	894,079
Accrued expenses	(535,694)	(568,800)
VAT and service taxes payable	(231,023)	(266,229)
Income taxes payable	(140,742)	(476,587)
Advances from customers	(73,954)	458,219
NET CASH PROVIDED BY OPERATING ACTIVITIES	804,163	8,718,200

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(9,338)	(5,616)
NET CASH USED IN INVESTING ACTIVITIES	(9,338)	(5,616)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank loans	2,218,686	2,944,641
Repayments of bank loans	(2,295,192)	(2,781,050)
Decrease in restricted cash	390,183	327,182
Decrease in bank acceptance notes payable	(400,894)	(327,182)
Proceeds from sale of common stock	483,000	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	395,783	163,591

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(458,073)	94,996

NET INCREASE IN CASH AND CASH EQUIVALENTS	732,535	8,971,171
CASH AND CASH EQUIVALENTS - beginning of period	18,790,370	7,835,791
CASH AND CASH EQUIVALENTS - end of period	$19,522,905	$16,806,962

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$111,176	$113,971
Income taxes	$118,764	$1,439,402

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for future services	$72,600	$-
Stock issued for accrued liabilities	$54,000	$-

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